EXHIBIT 99.1

         American River Bankshares Reports Consistent Earnings Per Share

Sacramento, CA, July 17, 2008 - American River Bankshares (NASDAQ-GS: AMRB) today reported diluted earnings per share for the second quarter of 2008 of $0.36, a 9.1% increase from the $0.33 recorded in the first quarter of 2008 and consistent with the $0.36 reported in the second quarter of 2007. Net income for the second quarter of 2008 increased $148,000 (8.1%) to $1,981,000 from $1,833,000 for the first quarter of 2008 but decreased $117,000 (5.6%) from the second quarter of 2007. Diluted earnings per share for the six months ended June 30, 2008 decreased 4.2% to $0.68 from $0.71 for the first half of 2007. Net income decreased 8.8% to $3,814,000 for the six months ended June 30, 2008 from $4,184,000 for the same period in 2007.

"Our second quarter results have many bright spots to talk about, including a significant increase in EPS quarter over quarter, growth in our core business and strong financial metrics," said David Taber, President and CEO of American River Bankshares. "The fact that we're able to show these types of results despite dealing with the current economic and lending environment and an increase in non-performing assets tells me that we're doing the right things and doing them well."

Net Interest Margin

Net interest margin as a percentage was 4.99% for the second quarter of 2008 compared to 4.94% for the first quarter of 2008 and 5.10% from the second quarter of 2007. Net interest income for the second quarter of 2008 increased slightly to $6,395,000 from $6,342,000 for the first quarter of 2008 but decreased $214,000 (3.2%) from the second quarter of 2007. Interest income for the second quarter of 2008 decreased 3.8% to $8,252,000 from $8,578,000 for the first quarter of 2008 and decreased 13.1% from $9,498,000 for the second quarter of 2007. Net interest margin for the six months ended June 30, 2008 was 4.96% compared to 5.07% for the six months ended June 30, 2007. Net interest income for the six months ended June 30, 2008 decreased 3.2% to $12,737,000 from $13,156,000 at June 30, 2008 and interest income decreased 11.2% to $16,830,000 from $18,962,000 for the six months ended June 30, 2007.

The average yield on earning assets declined from 7.30% in the second quarter of 2007 to 6.42% for the second quarter of 2008. Much of the decline in yields can be attributed to the overall lower interest rate environment, in response to the Federal Reserve Board (the "FRB") decreases in the Federal funds and discount rates. Decreases by the FRB have resulted in a 325 basis point decline in short-term interest rates since September 2007. The average balance of earning assets also decreased slightly by 0.8% from $526,783,000 in the second quarter of 2007 to $522,550,000 in the second quarter of 2008. The increased level of non-accrual loans also contributed to the decrease in the yield on loans by approximately 25 basis points, which declined from 8.20% in the second quarter of 2007 to 6.90% for the second quarter of 2008.

Interest expense for the second quarter of 2008 decreased 16.9% to $1,857,000 from $2,236,000 for the first quarter of 2008 and decreased 35.7% from $2,889,000 for the second quarter of 2007. For the six months ended June 30, 2008, interest expense decreased 29.5% to $4,093,000 from $5,806,000 for the six months ended June 30, 2007. The average cost of funds decreased from 3.18% in the second quarter of 2007 to 1.96% for the second quarter of 2008. The average balance of interest bearing liabilities increased from $363,947,000 in the second quarter of 2007 to $380,969,000 in the second quarter of 2008. The Company continues to focus on attracting lower cost business relationships, particularly business checking and money market accounts. In addition, the Company has taken advantage of the lower borrowing rates by locking in one to two year funding from its financial partners and letting maturing time deposits, that were seeking above market rates, run-off. The Company also brought in additional funds, in the form of time deposits, from the State of California at an average rate of 1.64%.

Page 4 of Page 12

Loan Growth and Asset Quality

Net loans as of June 30, 2008 increased $4,007,000 (1.0%) to $402,431,000 from
$398,424,000 as of March 31, 2008 and increased $16,846,000 (4.4%) from
$385,585,000 as of June 30, 2007. The largest contributor to this increase was in commercial loans which increased $2,392,000 (2.2%) to $111,945,000 as of June 30, 2008 from $109,553,000 as of March 31, 2008 and increased $13,183,000
(13.3%) from $98,762,000 as of June 30, 2007. In addition to the $111,945,000 in commercial loans (representing 27.4% of the portfolio) the loan portfolio at June 30, 2008 included: business property loans of $115,181,000 (28.2% of the portfolio), investor commercial real estate of $82,620,000 (20.2% of the portfolio), construction and land development of $59,917,000 (13.9% of the portfolio) and other, which consists of consumer and residential and multi-family real estate of $42,347,000 (10.3% of the portfolio).

American River Bank's offices in the Greater Sacramento Area and Placer County experienced an increase in net loans of 1.0% to $251,707,000 at June 30, 2008 from $249,261,000 at March 31, 2008 and an increase of 8.5% from $231,961,000 from June 30, 2007. North Coast Bank, a division of American River Bank with three offices in Sonoma County, experienced an increase in net loans of 4.5% to $92,100,000 at June 30, 2008 from $88,102,000 at March 31, 2008 and an increase of 8.6% from $84,832,000 from June 30, 2007. Bank of Amador, a division of American River Bank with three offices in Amador County, experienced a decrease in net loans of 4.0% to $58,624,000 at June 30, 2008 from $61,062,000 at March
31, 2008 and a decrease of 12.7% from $67,163,000 at June 30, 2007.

At June 30, 2008, the allowance for loan and lease losses was $6,111,000 compared with $6,017,000 at March 31, 2008 and $5,972,000 at June 30, 2007. The
provision for loan and lease losses was $190,000 for the second quarter of 2008, compared to $337,000 for the first quarter of 2008 and $144,000 for the second quarter of 2007. The allowance as a percentage of loans and leases was 1.50% at June 30, 2008, compared to 1.49% at March 31, 2008 and 1.53% at June 30, 2007.
Net chargeoffs for the second quarter of 2008 were $96,000 compared to $203,000 for the first quarter of 2008 and $107,000 for the second quarter of 2007. Non-performing loans and leases as of June 20, 2008 were 3.49% of total loans and leases compared to 2.89% at March 31, 2008 and 0.21% one year ago.

Non-performing assets were $14,236,000 at June 30, 2008 compared to $11,688,000 at March 31, 2008 and $7,501,000 at December 31, 2007. At June 30, 2008, four loan relationships made up $12,131,000 or 85.2% of the non-performing assets. Of these four relationships three continue from last quarter, the $1,352,000 development loan for residential lots, the $5,286,000 loan for a mini storage facility, and the multiple loans to a developer. In April 2008, the Company confirmed that the borrower on the mini storage facility loan had filed for reorganization under Chapter 11 bankruptcy. The business has appointed new management and we have received current operating cash flow statements indicating their ability to service our loan at a market rate of interest. The borrower is current on its payments under a court-confirmed agreement having made two interest payments during the second quarter of 2008 and one interest payment subsequent to quarter end. These payments have been recorded as interest income. One of the eight individual loans to the developer, in the amount of $825,000, paid off during the second quarter and another in the amount of $504,000 paid off subsequent to quarter end. Both loans included full pay-off of our principal, interest and associated fees. Six loans remain from this relationship--loans on two finished homes totaling $1,424,000 and four on finished lots for $999,000. In April 2008, the Company filed notices of default on all six properties. During the second quarter of 2008 the Company identified an additional non-performing loan in the amount of $2,566,000. This loan is secured by an assignment of a real estate secured note covering a former mobile home park, intended for apartment development. Management believes this loan is adequately secured and backed by creditworthy guarantors.

The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. At June 30, 2008, specific reserves in the amount of $1,189,000 were held on the nonperforming loans considered to be impaired.

Page 5 of Page 12

Deposits and Borrowed Funds

Total deposits as of June 30, 2008 decreased $2,765,000 (0.6%) to $459,200,000 from $461,965,000 as of March 31, 2008 and decreased $22,553,000 (4.7%) from
$481,753,000 as of June 30, 2007.

American River Bank's Sacramento region experienced a decrease in total deposits of 1.5% to $284,526,000 at June 30, 2008 from $288,731,000 at March 31, 2008 and a decrease of 9.3% from $313,565,000 at June 30, 2007. North Coast Bank experienced a slight decrease in total deposits to $60,399,000 at June 30, 2008 from $60,420,000 at March 31, 2008 and a decrease of 11.3% from $68,106,000 at
June 30, 2007. Bank of Amador experienced a decrease in total deposits of 5.1% to $86,766,000 at June 30, 2008 from $91,459,000 at March 31, 2008 and a decrease of 13.0% from $99,676,000 at June 30, 2007.

"Deposit levels remain a challenge but not because of retention issues," said Taber. "We continue to build on our existing client base by bringing in new, high-quality deposit relationships." He continued, "In line with current economic conditions, our average account balances have dropped. This shift in our client's cash flow is reflected in our increase in business loans as they draw on lines of credit to fund their businesses."

Total borrowings decreased $2,088,000 (3.7%) from $55,891,000 at March 31, 2008 to $53,803,000 at June 30, 2008 but increased $25,108,000 (87.5%) from June 30,
2007. The average rates paid on the other borrowings decreased 0.62% from 3.58% during the first quarter of 2008 to 2.96% during the second quarter of 2008.

Noninterest Income and Expense

Noninterest income for the second quarter of 2008 increased $54,000 (9.2%) to $639,000 from $585,000 for the first quarter of 2008 but decreased $85,000 (11.7%) from $724,000 for the second quarter of 2007. Noninterest income for the six months ended June 30, 2008 decreased $141,000 (10.3%) to $1,224,000 from $1,365,000 for the same period in 2007. Noninterest expense for the second quarter of 2008 increased slightly by $13,000 (0.4%) to $3,642,000 from $3,629,000 for the first quarter of 2008 and decreased $137,000 (3.6%) from $3,779,000 for the second quarter of 2007. Noninterest expense for the six months ended June 30,2008 decreased $200,000 (2.7%) from $7,471,000 to
$7,271,000. The efficiency ratio for the second quarter of 2008 decreased slightly to 50.13% from 50.73% for the first quarter of 2008 but increased from 49.87% for the second quarter of 2008. For the six months ended June 30, 2008, the efficiency ratio was 50.43%, an increase from 49.77% at June 30, 2007.

Income Taxes

Income taxes for the second quarter of 2008 increased $93,000 (8.2%) to $1,221,000 from $1,128,000 for the first quarter of 2008 but decreased $91,000 (6.9%) from $1,312,000 for the second quarter of 2007. For the six months ended June 30, 2008, income taxes decreased $252,000 (9.7%) from $2,601,000 to
$2,349,000. The effective tax rate for the quarter ended June 30, 2008 was 38.1% consistent with 38.1% during the first quarter of 2008 and down slightly from the 38.5% during the second quarter of 2007. The effective tax rate for the six months ended June 30, 2008 was 38.1% compared to 38.3% during the first six months of 2007.

Capital

Total shareholders' equity at June 30, 2008 was $61,067,000, up $668,000 (1.1%) from March 31, 2008 but down $65,000 (0.1%) from June 30, 2007. During the second quarter of 2008, the Company did not repurchase any shares of its common stock compared to repurchasing 80,500 in the first quarter of 2008. The Company also declared a quarterly cash dividend of $0.15 per share, which will be paid on July 18, 2008. American River Bank, remains above the well-capitalized regulatory requirements. At June 30, 2008, the Company's leverage ratio was 7.8%, the Tier 1 risk based ratio was 9.7% and the Total Risk Based Capital ratio was 11.0%.

Page 6 of Page 12

Performance Metrics

American River Bankshares continues a long history of enhancing shareholder value with its 98th consecutive profitable quarter. Performance measures for the second quarter of 2008 (annualized): the Return on Average Assets (ROAA) was 1.38%, Return on Average Equity (ROAE) was 13.11% and Return on Average Tangible Equity (ROATE) was 18.38%. For the six months ended June 30, 2008, the Company had a ROAA of 1.33%, ROAE of 12.69% and ROATE of 17.84%.

Company Highlights

      o American River Bank, Bank of Amador and North Coast Bank are experiencing continued success with Remote Deposit Capture. In June, 76 units were active, processing 7,700 transactions equaling $35 million in 5 different states.

      o The Company completed a Client Service Evaluation Campaign in the second quarter, which resulted in almost 400 face-to-face visits with current business clients. Relationship Managers met with key decision makers to discuss the challenges and opportunities being faced in their business as well as product and service satisfaction.

      o In 2007, the employees of American River Bankshares donated over 2,800 hours of volunteer time, the equivalent of 21 hours per employee. The Company's award-winning volunteer program allows all employees from the date of hire 40 hours of volunteer time a year without taking time off and offers matching grants that recognize the time commitment employees have made to an organization.

Earnings Conference Call

The second quarter earnings conference call will be held Thursday, July 17, 2008 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (877) 584-2599 and entering Conference ID 54511222.

About American River Bankshares

American River Bankshares [NASDAQ - GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in reports filed on Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.

Page 7 of Page 12

American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

                                                                 June 30       December 31       June 30
                                                                   2008           2007             2007
                          ASSETS
Cash and due from banks                                       $  24,042,000   $  16,245,000   $  19,827,000
Federal funds sold                                                        -       1,700,000               -
Interest-bearing deposits in banks                                4,941,000       4,951,000       4,951,000
Investment securities                                           111,233,000     116,524,000     127,662,000
Loans and leases:
   Real estate                                                  273,615,000     272,911,000     269,731,000
   Commercial                                                   111,945,000     105,467,000      98,762,000
   Lease financing                                                3,569,000       4,070,000       5,143,000
   Other                                                         19,882,000      18,927,000      18,548,000
   Deferred loan and lease originations fees, net                  (469,000)       (517,000)       (627,000)
   Allowance for loan and lease losses                           (6,111,000)     (5,883,000)     (5,972,000)
                                                              ----------------------------------------------
   Total loans and leases, net                                  402,431,000     394,975,000     385,585,000
                                                              ----------------------------------------------
Bank premises and equipment                                       2,058,000       1,983,000       1,829,000
Accounts receivable servicing receivable, net                     1,372,000       1,666,000       1,750,000
Goodwill and intangible assets                                   17,371,000      17,514,000      17,667,000
Accrued interest and other assets                                16,902,000      18,127,000      17,326,000
                                                              ----------------------------------------------
                                                              $ 580,350,000   $ 573,685,000   $ 576,597,000
                                                              ==============================================

   LIABILITIES & SHAREHOLDERS' EQUITY
Noninterest-bearing deposits                                  $ 127,720,000   $ 132,666,000   $ 149,682,000
Interest checking                                                44,179,000      43,577,000      38,157,000
Money market                                                    124,963,000     127,397,000     135,094,000
Savings                                                          39,159,000      35,639,000      37,267,000
Time deposits                                                   123,179,000     116,366,000     121,553,000
                                                              ----------------------------------------------
   Total deposits                                               459,200,000     455,645,000     481,753,000
                                                              ----------------------------------------------
Short-term borrowings                                            36,303,000      51,603,000      28,695,000
Long-term borrowings                                             17,500,000               -               -
Accrued interest and other liabilities                            6,280,000       6,464,000       5,017,000
                                                              ----------------------------------------------
   Total liabilities                                            519,283,000     513,712,000     515,465,000
   Total shareholders' equity                                    61,067,000      59,973,000      61,132,000
                                                              ----------------------------------------------
                                                              $ 580,350,000   $ 573,685,000   $ 576,597,000
                                                              ==============================================

Operating Ratios:
Nonperforming loans and leases to total loans and leases               3.49%           1.86%           0.21%
Net chargeoffs to average loans and leases (annualized)                0.15%           0.11%           0.09%
Allowance for loan and lease loss to total loans and leases            1.50%           1.47%           1.53%

Leverage Ratio                                                         7.83%           7.72%           7.89%
Tier 1 Risk-Based Capital Ratio                                        9.74%           9.45%          10.08%
Total Risk-Based Capital Ratio                                        10.99%          10.70%          11.33%

Page 8 of Page 12

American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)

                                                 Second          Second                      For the Six Months
                                                 Quarter         Quarter         %              Ended June 30              %
                                                  2008            2007        Change        2008            2007        Change
                                              ---------------------------------------------------------------------------------
Interest income                               $  8,252,000    $  9,498,000    (13.1%)   $ 16,830,000    $ 18,962,000    (11.2%)
Interest expense                                 1,857,000       2,889,000    (35.7%)      4,093,000       5,806,000    (29.5%)
                                              ---------------------------------------------------------------------------------

Net interest income                              6,395,000       6,609,000     (3.2%)     12,737,000      13,156,000     (3.2%)
Provision for loan and lease losses                190,000         144,000     31.9%         527,000         265,000     98.9%
Total noninterest income                           639,000         724,000    (11.7%)      1,224,000       1,365,000    (10.3%)
Total noninterest expense                        3,642,000       3,779,000     (3.6%)      7,271,000       7,471,000     (2.7%)
                                              ---------------------------------------------------------------------------------

Income before taxes                              3,202,000       3,410,000     (6.1%)      6,163,000       6,785,000     (9.2%)
Income taxes                                     1,221,000       1,312,000     (6.9%)      2,349,000       2,601,000     (9.7%)
                                              ---------------------------------------------------------------------------------

Net income                                    $  1,981,000    $  2,098,000     (5.6%)   $  3,814,000    $  4,184,000     (8.8%)
                                              ---------------------------------------------------------------------------------

Basic earnings per share                      $       0.36    $       0.36        -     $       0.69    $       0.72     (4.2%)
Diluted earnings per share                    $       0.36    $       0.36        -     $       0.68    $       0.71     (4.2%)

Average diluted shares outstanding               5,548,861       5,868,598                 5,570,756       5,896,829

Net interest margin as a percentage                   4.99%           5.10%                     4.96%           5.07%

Operating Ratios:
Return on average assets                              1.38%           1.46%                     1.33%           1.45%
Return on average equity                             13.11%          13.91%                    12.69%          13.97%
Return on average tangible equity                    18.38%          19.67%                    17.84%          19.78%
Efficiency ratio (fully taxable equivalent)          50.13%          49.87%                    50.43%          49.77%

Earnings per share have been adjusted for a 5% stock dividend declared in 2007.

Page 9 of Page 12

American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                               Second         First          Fourth         Third
                                              Quarter        Quarter        Quarter        Quarter
                                                2008           2008           2007           2007
                                            ---------------------------------------------------------
Interest income                             $ 8,252,000    $ 8,578,000    $ 9,062,000    $ 9,454,000
Interest expense                              1,857,000      2,236,000      2,496,000      2,774,000
                                            ---------------------------------------------------------

Net interest income                           6,395,000      6,342,000      6,566,000      6,680,000
Provision for loan and lease losses             190,000        337,000        135,000         50,000
Total noninterest income                        639,000        585,000        565,000        669,000
Total noninterest expense                     3,642,000      3,629,000      3,566,000      3,796,000
                                            ---------------------------------------------------------

Income before taxes                           3,202,000      2,961,000      3,430,000      3,503,000
Income taxes                                  1,221,000      1,128,000      1,288,000      1,351,000
                                            ---------------------------------------------------------

Net income                                  $ 1,981,000    $ 1,833,000    $ 2,142,000    $ 2,152,000
                                            =========================================================

Basic earnings per share                    $      0.36    $      0.33    $      0.38    $      0.37
Diluted earnings per share                  $      0.36    $      0.33    $      0.38    $      0.37

Average diluted shares for the period         5,548,861      5,592,158      5,685,788      5,823,480
Shares outstanding-end of period              5,542,415      5,531,528      5,590,277      5,744,754

Net interest margin as a percentage                4.99%          4.94%          5.10%          5.17%

Quarterly Operating Ratios:
Return on average assets                           1.38%          1.28%          1.50%          1.50%
Return on average equity                          13.11%         12.26%         14.10%         13.99%
Return on average tangible equity                 18.38%         17.29%         19.89%         19.68%
Efficiency ratio (fully tax equivalent)           50.13%         50.73%         48.37%         50.02%

Earnings per share have been adjusted for a 5% stock dividend declared in 2007.

Page 10 of Page 12

American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

      Three months ended June 30,                            2008                                     2007
                                                Avg                          Avg          Avg                          Avg
                                              Balance         Interest      Yield       Balance         Interest      Yield
                ASSETS
Loans and leases                           $ 405,097,000    $  6,945,000     6.90%   $ 390,311,000       7,982,000     8.20%
Taxable investment securities                 83,410,000         962,000     4.64%     103,098,000       1,162,000     4.52%
Tax-exempt investment securities              27,664,000         355,000     5.16%      27,666,000         358,000     5.19%
Corporate stock                                  235,000          13,000    22.25%         528,000          14,000    10.64%
Federal funds sold                             1,202,000           6,000     2.01%         230,000           3,000     5.23%
Interest-bearing deposits in banks             4,942,000          59,000     4.80%       4,950,000          68,000     5.51%
                                           -----------------------------             -----------------------------
   Total earning assets                    $ 522,550,000    $  8,340,000     6.42%   $ 526,783,000    $  9,587,000     7.30%
                                           -----------------------------             -----------------------------
Cash & due from banks                         21,204,000                                16,293,000
Other assets                                  38,145,000                                39,731,000
Allowance for loan & lease losses             (6,072,000)                               (5,995,000)
                                           -------------                             -------------
                                           $ 575,827,000                             $ 576,812,000
                                           =============                             =============

   LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market         $ 168,788,000    $    471,000     1.12%   $ 168,221,000    $    971,000     2.32%
Savings                                       35,902,000          64,000     0.72%      39,793,000         168,000     1.69%
Time deposits                                122,871,000         929,000     3.04%     123,887,000       1,331,000     4.31%
Other borrowings                              53,408,000         393,000     2.96%      32,046,000         419,000     5.24%
                                           -----------------------------             -----------------------------
   Total interest bearing liabilities      $ 380,969,000    $  1,857,000     1.96%   $ 363,947,000    $  2,889,000     3.18%
                                           -----------------------------             -----------------------------
Noninterest bearing demand deposits          128,266,000                               147,010,000
Other liabilities                              5,837,000                                 5,359,000
                                           -------------                             -------------
   Total liabilities                         515,072,000                               516,316,000
   Shareholders' equity                       60,755,000                                60,496,000
                                           -------------                             -------------
                                           $ 575,827,000                             $ 576,812,000
                                           =================================================================================
Net interest income & margin                                $  6,483,000     4.99%                    $  6,698,000     5.10%
                                                            ================================================================

Page 11 of Page 12

American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

       Six months ended June 30,                             2008                                     2007
                                                Avg                          Avg          Avg                          Avg
                                              Balance         Interest      Yield       Balance         Interest      Yield
                ASSETS
Loans and leases                           $ 404,301,000    $ 14,189,000     7.06%   $ 388,862,000    $ 15,830,000     8.21%
Taxable investment securities                 85,689,000       1,962,000     4.60%     106,860,000       2,411,000     4.55%
Tax-exempt investment securities              27,140,000         703,000     5.21%      28,736,000         734,000     5.15%
Corporate stock                                  240,000          17,000    14.24%         545,000          23,000     8.51%
Federal funds sold                               725,000           8,000     2.22%         234,000           6,000     5.17%
Interest-bearing deposits in banks             4,942,000         124,000     5.05%       4,957,000         136,000     5.53%
                                           -----------------------------             -----------------------------
   Total earning assets                      523,037,000      17,003,000     6.54%     530,194,000      19,140,000     7.28%
                                           -----------------------------             -----------------------------
Cash & due from banks                         19,046,000                                18,594,000
Other assets                                  38,790,000                                39,930,000
Allowance for loan & lease losses             (5,994,000)                               (5,957,000)
                                           -------------                             -------------
                                           $ 574,879,000                             $ 582,761,000
                                           =============                             =============

   LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market         $ 168,644,000    $  1,068,000     1.27%   $ 166,779,000     $ 1,877,000     2.27%
Savings                                       36,101,000         150,000     0.84%      38,670,000         298,000     1.55%
Time deposits                                120,424,000       1,989,000     3.32%     127,724,000       2,742,000     4.33%
Other borrowings                              54,372,000         886,000     3.28%      34,646,000         889,000     5.17%
                                           -----------------------------             -----------------------------
   Total interest bearing liabilities      $ 379,541,000    $  4,093,000     2.17%   $ 367,819,000     $ 5,806,000     3.18%
                                           -----------------------------             -----------------------------
Noninterest bearing demand deposits          128,572,000                               148,872,000
Other liabilities                              6,321,000                                 5,655,000
                                           -------------                             -------------
   Total liabilities                         514,434,000                               522,346,000
   Shareholders' equity                       60,445,000                                60,415,000
                                           -------------                             -------------
                                           $ 574,879,000                             $ 582,761,000
                                           =================================================================================
Net interest income & margin                                $ 12,910,000     4.96%                    $ 13,334,000     5.07%
                                                            ================================================================

Page 12 of Page 12